Exhibit 10.4
ENVIRONMENTAL INDEMNITY
     ENVIRONMENTAL INDEMNITY, is made as of June 9, 2006 (this “Agreement”), by BLUELINX HOLDINGS INC., a Delaware corporation (“Indemnitor”), having an office at 4300 Wildwood Parkway, Atlanta, Georgia 30339, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, on behalf of the holders of the Notes (“Lender”), having an office at 60 Wall Street, 10th Floor, New York, New York 10005.
RECITALS:
     WHEREAS, the entities listed on Exhibit A attached hereto and incorporated herein, each a Delaware limited liability company, are each hereinafter referred to an “Individual Borrower” and collectively as “Borrower”.
     WHEREAS, ABP MD (Baltimore) LLC, a Delaware limited liability company (“Maryland Loan Guarantor”) and the Individual Borrowers (other than Maryland Borrower), each own certain real property, and the improvements located thereon, all as more particularly described in Exhibit B attached hereto and incorporated herein (each an “Individual Property” and collectively, the “Property”);
     WHEREAS, on the date hereof, in accordance with the terms of a Loan and Security Agreement, dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among Borrower, Maryland Loan Guarantor and Lender, Lender is making a loan to Borrower in the principal amount of $295,000,000 (the “Loan”), which Loan is evidenced by that certain Amended and Restated Note A-1 in the aggregate principal amount of $147,500,000 and that certain Amended and Restated Note A-2 in the aggregate principal amount of $147,500,000, each dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Note”), made by Borrower in favor of Lender and secured by certain mortgages, deeds of trust and/or deeds to secure debt, each dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Security Instrument”), from the applicable Individual Borrower(s) (other than Maryland Borrower) and the Maryland Loan Guarantor to Lender, as mortgagee, or to certain trustees for the benefit of Lender, as beneficiary, as applicable, and the other Loan Documents (as defined in the Loan Agreement);
     WHEREAS, Indemnitor is the owner of a direct or indirect beneficial interest in Borrower and Maryland Loan Guarantor and will derive substantial benefit from the Loan;
     WHEREAS, as a condition to making the Loan, Lender has required Indemnitor to deliver this Agreement for the benefit of Lender; and
     WHEREAS, the forgoing recitals are intended to form an integral part of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, Ten Dollars ($10.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor agrees as follows:
1. Definitions.
(a) The following terms shall have the meaning ascribed thereto:
“Agreement”: Shall have the meaning provided in the first paragraph.
“Borrower”: Shall have the meaning provided in the Recitals.
“Environmental Law”: Shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to the protection of human health or the environment, or any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.).
“Hazardous Materials”: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:
     (i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder; excluding, however, common maintenance and cleaning products regularly found at properties with a standard of operation and maintenance comparable to the Property;
     (ii) “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;
     (iii) “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and
     (iv) “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.
“Indemnified Parties”: Shall mean Lender, its parent, subsidiaries and Affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them; and “Indemnified Party” shall mean any one of the Indemnified Parties.
“Indemnitor”: Shall have the meaning provided in the first paragraph.
“Individual Borrower”: Shall have the meaning provided in the Recitals.
“Individual Property”: Shall have the meaning provided in the Recitals.
“Lender”: Shall have the meaning provided in the first paragraph.
“Loan Agreement”: Shall have the meaning provided in the Recitals.
“Maryland Loan Guarantor”: Shall have the meaning provided in the Recitals.
“Note”: Shall have the meaning provided in the Recitals.
“Release”: Shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment.
“Security Instrument”: Shall have the meaning provided in the Recitals.
“Threat of Release”: Shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.
     (b) Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement, unless otherwise expressly provided herein. All references to sections shall be deemed to be references to Sections of this Agreement, unless otherwise indicated.
     2. Indemnity Agreement. Indemnitor covenants and agrees, at its sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys,

consultants and experts selected by Indemnitor and reasonably acceptable to Lender) and hold harmless each Indemnified Party against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, but subject to the provisions hereof, reasonable attorneys’, consultants’ and experts’ fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or any Individual Property arising directly or indirectly from or out of: (A) the Release or Threat of Release of any Hazardous Materials on, in, under, from or affecting all or any portion of any Individual Property, regardless of whether or not caused by or within the control of Borrower, Maryland Loan Guarantor or Indemnitor,; (B) the Release or Threat of Release of Hazardous Materials at any other location if the Hazardous Materials were generated, treated, stored, transported or disposed of by or on behalf of the Borrower or Maryland Loan Guarantor, (C) the violation of any Environmental Laws relating to or affecting any Individual Property or Borrower or Maryland Loan Guarantor, whether or not caused by or within the control of Borrower, Maryland Loan Guarantor or Indemnitor; (D) the failure of Indemnitor to comply fully with the terms and conditions of this Agreement; (E) the violation of any Environmental Laws as a result of actions or omissions of Borrower, Maryland Loan Guarantor and/or Indemnitor with respect to other real property of Borrower, Maryland Loan Guarantor or Indemnitor which gives or may give rise to any rights whatsoever in any party with respect to any Individual Property by virtue of any Environmental Laws; or (F) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of any Individual Property, any surrounding areas or any other areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of any Individual Property, any surrounding areas, or any other areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise jeopardize the present or future public health, safety, welfare or the environment and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of any Individual Property or any surrounding areas or other areas affected by any Release or Threat of Release in, under or from all or any portion of any Individual Property. Indemnitor’s obligations hereunder are separate and distinct from its obligations under the other Loan Documents, and Lender’s and the other Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Lender under the other Loan Documents. Notwithstanding anything herein to the contrary, the foregoing indemnification shall not apply to any event or condition described in the foregoing clauses (A) and (C) if such event or condition (1) is caused solely by, or results solely from, the gross negligence or willful misconduct of any of the Indemnified Parties or (2) did not occur prior to (x) Lender or its designee taking title the applicable Individual Property, whether by foreclosure, conveyance in lieu thereof or otherwise or (y) Lender or its designee taking possession and control of the applicable Individual Property and excluding Borrower or Maryland Loan Guarantor (as applicable) and Indemnitor from such Individual Property following the occurrence of an Event of Default. Subject to the foregoing, Indemnitor shall be liable for any and all losses or damages incurred by the Lender relating to the presence, Release, or Threatened Release of any Hazardous Materials on or about any Individual Property as a result of the acts or negligent omissions of Borrower, Maryland Loan Guarantor or Indemnitor, or any principal, officer, member or partner of Borrower, Maryland Loan Guarantor or Indemnitor. If any action or other proceeding shall be brought against any Indemnified Party with respect to any matter for which indemnification is required by Indemnitor pursuant to this Agreement, upon written notice from Indemnitor to Lender (given reasonably promptly following Lender’s notice to Indemnitor of such action or proceeding), Indemnitor shall be entitled to assume the defense thereof, at Indemnitor’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Indemnitor expressly retains. Notwithstanding the foregoing, if any action or proceeding shall be brought against an Indemnified Party with respect to any matter for which indemnification is required by Indemnitor pursuant to this Agreement and the named defendants therein include both Indemnitor and an Indemnified Party, if such Indemnified Party reasonably believes (and advises Indemnitor in writing as such) that there are legal defenses available to it that are different from or in addition to those available to Indemnitor or that there otherwise exists a conflict or potential conflict between Indemnitor and such Indemnified Party that makes separate representation advisable, then such Indemnified Party shall have the right, at the sole cost and expense of Indemnitor, to engage a separate counsel in any such action and to participate in the defense thereof. Notwithstanding the foregoing, Lender and the other Indemnified Parties agree to seek recovery against Indemnitor for losses for which they are indemnified under this Agreement only after a claim for such losses has been filed under any Environmental Insurance Policy then in full force and effect which covers such losses and Lender has received any written communication from the insurer rejecting such claim. Notwithstanding anything to the contrary in this Agreement, in no event shall the liability of Indemnitor under this Agreement exceed an aggregate amount of Fifteen Million Dollars ($15,000,000.00).
     3. Survival.
     (a) This Agreement and the indemnities provided herein shall survive the repayment of the Loan and, subject to the terms of such indemnity, any exercise of any remedies under the Loan Documents, including without limitation, any remedy in the nature of foreclosure, and shall not merge with any assignment or conveyance given by Borrower or Maryland Loan Guarantor to Lender in lieu of foreclosure.
     (b) It is agreed and intended by Indemnitor and Lender that this Agreement and the indemnities provided herein may be assigned or otherwise transferred by Lender to its successors and assigns and to any subsequent purchaser of all or any portion of the Loan by, through or under Lender, without notice to Indemnitor and without any further consent of Indemnitor. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Indemnitor in order to maximize the extent and effect of the indemnity given hereby.

     4. Miscellaneous.
     (a) No Waiver. The liabilities of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or Maryland Loan Guarantor or any Person who succeeds Borrower, Maryland Loan Guarantor or any other Person as owner of any portion of any Individual Property. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Note or the Loan Documents or any sale or transfer of all or part of any Individual Property; (iii) the accuracy or inaccuracy of the representations and warranties made by Borrower or Maryland Loan Guarantor under any of the Loan Documents; (iv) the release of Borrower, Maryland Loan Guarantor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lender’s voluntary act, or otherwise; (v) the release or substitution, in whole or in part, of any security for the Loan; or (vi) Lender’s failure to record the Security Instrument or file any UCC-1 financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration. Indemnitor acknowledges and agrees that, except as otherwise set forth herein, Indemnitor is personally liable for the indemnification obligations set forth in this Agreement and the personal liability of Indemnitor under this Agreement is not limited by the provisions of Section 18.1.1 of the Loan Agreement or any other exculpatory provision in any of the Loan Documents limiting Lender’s recourse to property encumbered by the Loan Documents or to any other security or limiting Lender’s rights to a deficiency judgment against Borrower or Maryland Loan Guarantor.
     (b) MARSHALLING. INDEMNITOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF THE ASSETS OF BORROWER OR MARYLAND LOAN GUARANTOR OR TO CAUSE LENDER TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST INDEMNITOR OR TO PROCEED AGAINST INDEMNITOR OR BORROWER OR MARYLAND LOAN GUARANTOR IN ANY PARTICULAR ORDER. INDEMNITOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. INDEMNITOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO INDEMNITOR.
     (c) Joint and Several Obligation. If Indemnitor consists of more than one Person or entity, each shall be jointly and severally liable to perform the obligations of Indemnitor hereunder. Any one of Borrower, Maryland Loan Guarantor or one or more parties constituting Indemnitor or any other party liable upon or in respect of this

Agreement or the Loan may be released without affecting the liability of any party not so released.
     (d) Further Assurances. Indemnitor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, to protect and further the validity and enforceability of this Agreement or otherwise carry out the purposes of this Agreement.
     (e) Notices. Any notice, election, request, demand, report or statement which by any provision of this Agreement is required or permitted to be given or served hereunder shall be in writing and shall be given or served by (i) hand delivery against receipt, (ii) next day delivery by any nationally recognized overnight courier service providing evidence of the date of delivery or (iii) certified mail return receipt requested, postage prepaid. Any notice shall be addressed to the addresses set forth below or to such other address as shall be designated by such party in a written notice to the other party.

If to Indemnitor:	BlueLinx Holdings, Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Attention: Mr. David Morris, CFO & Treasurer

with a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey A. Lenobel, Esq.

If to Lender:	German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Todd Sammann and General Counsel

with a copy to:	Wachovia Bank, National Association
375 Park Avenue, 5th Floor
New York, New York 10022
Attention: Mr. Peter Scola

and copy to:	Wachovia Bank, National Association, as Servicer, at such notice address as shall be designated by notice delivered in accordance with this Section.

and copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square

New York, New York 10036
Attention: Harvey R. Uris, Esq.
     All notices, elections, requests and demands required or permitted under this Agreement shall be in the English language. All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above or (iii) three (3) Business Days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.
     (f) Entire Agreement. This Agreement constitutes the entire and final agreement between Indemnitor and Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Indemnitor and Lender.
     (g) No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No delay by any of Lender, any Individual Borrower or Maryland Loan Guarantor in exercising any right, power or privilege available to it under this Agreement or any other Loan Document shall operate as a waiver of any privilege, power or right of such party hereunder.
     (h) Successors and Assigns. This Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of Lender and its successors and permitted assigns. Indemnitor, without the prior written consent of Lender in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof, provided that such assignment shall not release Indemnitor of its obligations hereunder.
     (i) Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.
     (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Agreement.
     (k) Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Agreement.

     (l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES. INDEMNITOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON INDEMNITOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. INDEMNITOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     (m) JURY TRIAL WAIVER. INDEMNITOR AND, BY ITS ACCEPTANCE OF THIS AGREEMENT, LENDER, AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER INDEMNITOR OR LENDER, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF INDEMNITOR OR LENDER WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF INDEMNITOR AND LENDER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH OF INDEMNITOR AND LENDER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.
     (n) Counterclaims and Other Actions. Indemnitor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Indemnitor has executed and delivered this Agreement as of the day and year first written above.

BLUELINX HOLDINGS INC., a Delaware corporation
By:	/s/ David J. Morris
Name:	David J. Morris
Title:	CFO

EXHIBIT A
Borrower
ABP AL (MIDFIELD) LLC
ABP AR (LITTLE ROCK) LLC
ABP CA (CITY OF INDUSTRY) LLC
ABP CA (NATIONAL CITY) LLC
ABP CA (NEWARK) LLC
ABP CA (RIVERSIDE) LLC
ABP CO I (DENVER) LLC
ABP CO II (DENVER) LLC
ABP CT (NEWTOWN) LLC
ABP FL (LAKE CITY) LLC
ABP FL (MIAMI) LLC
ABP FL (PENSACOLA) LLC
ABP FL (TAMPA) LLC
ABP FL (YULEE) LLC
ABP GA (LAWRENCEVILLE) LLC
ABP IA (DES MOINES) LLC
ABP IL (UNIVERSITY PARK) LLC
ABP IN (ELKHART) LLC
ABP KY (INDEPENDENCE) LLC
ABP LA (SHREVEPORT) LLC
ABP MA (BELLINGHAM) LLC, d/b/a ABP MA (Bellingham) Management
ABP MD (BALTIMORE) SUBSIDIARY LLC
ABP ME (PORTLAND) LLC
ABP MI (GRAND RAPIDS) LLC
ABP MI (DETROIT) LLC
ABP MN (MAPLE GROVE) LLC
ABP MN (EAGAN) LLC
ABP MO (BRIDGETON) LLC
ABP MO (KANSAS CITY) LLC
ABP MO (SPRINGFIELD) LLC
ABP MS (PEARL) LLC
ABP NC (BUTNER) LLC
ABP NC (CHARLOTTE) LLC
ABP ND (NORTH FARGO) LLC
ABP NJ (DENVILLE) LLC
ABP NM (ALBUQUERQUE) LLC
ABP NY (YAPHANK) LLC
ABP OH (TALMADGE) LLC
ABP OK (TULSA) LLC
ABP OR (BEAVERTON) LLC
ABP PA (ALLENTOWN) LLC
ABP PA (STANTON) LLC
A-1

ABP SC (CHARLESTON) LLC
ABP SD (SIOUX FALLS) LLC
ABP TN (ERWIN) LLC
ABP TN (MEMPHIS) LLC
ABP TN (NASHVILLE) LLC
ABP TX (EL PASO) LLC, d/b/a Delaware ABP TX (El Paso) LLC
ABP TX (FORT WORTH) LLC, d/b/a Delaware ABP TX (Fort Worth) LLC
ABP TX (HARLINGEN) LLC, d/b/a Delaware ABP TX (Harlingen) LLC
ABP TX (HOUSTON) LLC, d/b/a Delaware ABP TX (Houston) LLC
ABP TX (LUBBOCK) LLC, d/b/a Delaware ABP TX (Lubbock) LLC
ABP TX (SAN ANTONIO) LLC, d/b/a Delaware ABP TX (San Antonio) LLC
ABP VA (RICHMOND) LLC
ABP VA (VIRGINIA BEACH) LLC
ABP VT (SHELBURNE) LLC
ABP WA (WOODINVILLE) LLC
ABP WI (WAUSAU) LLC
A-2

EXHIBIT B
Legal Descriptions
[To Be Attached]
B-1